Exhibit 99.1

NEWS RELEASE

Vistra Energy Reports Second Quarter 2019 Results

Above Consensus and Reaffirms 2019 Guidance

IRVING, Texas, August 2, 2019 — Vistra Energy Corp. (NYSE: VST):

Financial Highlights

•

Delivered second quarter 2019 Ongoing Operations Adjusted EBITDA[1] of $707 million and Net Income from Ongoing Operations of $369 million—results above consensus and in-line with management expectations for the quarter. Ongoing Operations Adjusted EBITDA results were $44 million higher than second quarter 2018[2] results driven by higher retail margin quarter-over-quarter due to seasonal power cost timing.

•

Reaffirmed 2019 full-year Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted Free Cash Flow before Growth (FCFbG) guidance ranges of $3.22 to $3.42 billion and $2.1 to $2.3 billion, respectively,[3] an expected EBITDA to free cash flow conversion of approximately 66%.

Capital Allocation Highlights

•

Executed approximately $1.29 billion of the previously authorized $1.75 billion share repurchase program through July 25, 2019, resulting in net shares outstanding of approximately 492 million[4] shares as of the same date.

•

Paid quarterly dividend of $0.125 per share on June 28, 2019 to shareholders of record as of June 14, 2019, an expected $0.50 per share on an annual basis; Vistra management anticipates an annual dividend growth rate in the range of approximately 6-8% per share.

•	Reduced pre-tax annual interest expense by approximately $50 million through refinancing and repayment of approximately $5.3 billion aggregate principal amount of indebtedness.

Corporate and Growth Highlights

•	Completed the acquisition of the Crius Energy business on July 15, 2019. Vistra now serves approximately 3.7 million retail electric and gas customers across 19 states and the District of Columbia.

•	Entered into agreement with East Bay Community Energy to develop a 20-megawatt / 80-megawatt-hour battery energy storage project at the company’s Oakland Power Plant site in California.

(1)	Excludes results from the Asset Closure segment. Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Reconciliation” tables for further details.
(2)	Excludes the impact of the partial buybacks of the Odessa earnout of $(10) million. 2Q18 includes Dynegy contribution beginning April 9, 2018.

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August 2, 2019, Page 2

(3)

Excludes the Asset Closure segment. Includes $430 million of value lever targets expected to be realized in 2019 as compared to the projected full run-rate of Adjusted EBITDA value lever targets of $565 million. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

(4)	Shares outstanding reflect the issuance of approximately 18.8 million shares on July 1, 2019 in connection with the settlement of the Tangible Equity Units (TEUs).

Summary of Financial Results for the Second Quarter Ended June 30, 2019

	Three Months Ended			Six Months Ended
($in millions)	June 30, 2019	June 30, 2018[2]		June 30, 2019
Net Income	$354	$105		$578
Ongoing Operations Net Income[1]	$369	$103		$607
Ongoing Operations Adjusted EBITDA[1]	$707	$663	[3]	$1,522

(1)	Excludes results from the Asset Closure segment. Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Reconciliation” tables for further details.
(2)	Includes Dynegy contribution beginning April 9, 2018.
(3)	Excludes the impact of the partial buybacks of the Odessa earnout of $(10) million.

For the three months ended June 30, 2019, Vistra reported Net Income from Ongoing Operations of $369 million and Adjusted EBITDA from Ongoing Operations of $707 million. Vistra’s second quarter Adjusted EBITDA was $44 million higher than second quarter 2018 driven by higher retail margin quarter-over-quarter due to seasonal power cost timing.

For the first half of 2019, Vistra reported Net Income from Ongoing Operations of $607 million and Adjusted EBITDA from Ongoing Operations of $1,522 million. First half results were in-line with management expectations.

“Vistra performed well in the first half of 2019, delivering solid results in a challenging wholesale power price environment, which further demonstrates the effectiveness of our integrated model. A few weeks ago, we completed the acquisition of Crius Energy, expanding our retail operations to now serve 19 states and the District of Columbia,” Curt Morgan, Vistra’s chief executive officer, commented. “We have exhibited a strong focus on execution in the first half of 2019, and we believe we are well-positioned to continue to create value for our shareholders as we progress through the important peak summer period.”

Morgan further stated, “Vistra remains steadfastly focused on a balanced capital allocation plan with an emphasis on returning capital to shareholders and debt reduction, with a disciplined approach and high return threshold for investments.”

Crius Acquisition

Vistra completed the acquisition of the Crius Energy business on July 15, 2019. Vistra believes this acquisition expands Vistra into higher margin channels outside of ERCOT, improves Vistra’s generation-to-load match to approximately 48 percent, an approximately 12 percent increase since the Dynegy merger, and creates a platform for future growth. Vistra estimates the Crius portfolio will contribute approximately $50 million to its Ongoing Operations Adjusted EBITDA in 2019.

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August 2, 2019, Page 3

Guidance

($ in millions)	2019
Ongoing Ops. Adj. EBITDA[1]	$3,220 – 3,420
Ongoing Ops. Adj. FCFbG[1]	$2,100 – 2,300

(1)

Excludes the Asset Closure segment. Includes $430 million of value lever targets expected to be realized in 2019 as compared to the projected full run-rate of Adjusted EBITDA value lever targets of $565 million. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

Vistra is reaffirming its 2019 Ongoing Operations guidance ranges, forecasting Ongoing Operations Adjusted EBITDA of $3,220 to $3,420 million and Ongoing Operations Adjusted FCFbG of $2,100 to $2,300 million. The 2019 guidance was originally developed utilizing forward curves as of March 30, 2018 and reaffirmed utilizing forward curves as of June 28, 2019.

Share Repurchase Program

As of July 25, 2019, Vistra has completed approximately $1.29 billion of the $1.75 billion share repurchase program previously authorized by its board of directors. Vistra has purchased approximately 54 million shares, resulting in net shares outstanding of approximately 492 million1 as of July 25, 2019. Approximately $462 million remains available for execution under the program as of the same date.

(1)	Shares outstanding reflect the issuance of approximately 18.8 million shares on July 1, 2019 in connection with the settlement of the Tangible Equity Units (TEUs).

Financing Update

In June 2019, Vistra used the net proceeds from the issuance of $2 billion aggregate principal amount of senior secured notes—issued by Vistra Operations Company LLC, a wholly owned, indirect subsidiary of Vistra, consisting of $1.2 billion of 3.550% senior notes due 2024 and $800 million of 4.300% senior notes due 2029—plus cash on hand, to repay $2 billion aggregate principal amount of term loans under our credit facility (approximately $889 million, $977 million, and $134 million of Term Loan B-1, B-2, and B-3 respectively.)

In addition, in June 2019, Vistra Operations issued and sold $1.3 billion aggregate principal amount of 5.00% senior unsecured notes due 2027, the net proceeds of which were used to (i) purchase approximately $173 million of Vistra’s 7.375% senior unsecured notes due 2022 and $673 million of Vistra’s 7.625% senior unsecured notes due 2024 (including $1 million of late tenders settled in July 2019), and (ii) redeem all of Vistra’s outstanding 7.375% senior unsecured notes due 2022 (approximately $306 million) and another approximately $87 million of Vistra’s outstanding 7.625% senior unsecured notes due 2024.

As a result of these transactions, Vistra reduced its annual interest expense on a pre-tax basis by approximately $50 million and extended the average maturity of its outstanding senior notes.

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August 2, 2019, Page 4

Liquidity

As of June 30, 2019, Vistra had total available liquidity of approximately $3.14 billion, including cash and cash equivalents of $964 million and $2,173 million of availability under its revolving credit facility, which remained undrawn but had $552 million of letters of credit outstanding as of June 30, 2019 that reduce availability.

The increase in available liquidity of $1,366 million as of June 30, 2019, as compared to Dec. 31, 2018, was primarily driven by $500 million of available capacity under our two alternate letter of credit facilities, $225 million of additional available commitments under our revolving credit facility, and decreased letters of credit postings.

Earnings Webcast

Vistra will host a webcast today, August 2, 2019, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live, listen-only webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistraenergy.com. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra Energy’s earnings releases),“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, preferred stock dividends, and other items described from time to time in Vistra Energy’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra Energy’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra Energy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra Energy uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both net income prepared in accordance with GAAP and Adjusted EBITDA. Vistra Energy uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra Energy uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra Energy’s management and board of directors

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August 2, 2019, Page 5

have found it informative to view the Asset Closure segment as separate and distinct from Vistra Energy’s ongoing operations. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

214-812-0046

Investor@vistraenergy.com

About Vistra Energy

Vistra Energy Corp (NYSE: VST) is a premier, integrated energy company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses, Vistra operates in 20 states and the District of Columbia, and six of the seven competitive markets in the U.S., with about 5,400 employees. Vistra is one of the largest competitive residential electricity providers in the country, and its retail brands serve approximately 3.7 million residential, commercial, and industrial customers with electricity and gas. The company’s generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, solar, and battery storage facilities. The company is currently developing the largest battery energy storage system of its kind in the world – a 300-MW/1,200-MWh system in Moss Landing, California.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the merger will not be fully realized or may take longer than expected to realize); (iii) actions by credit ratings agencies, (iv) with respect to the Crius acquisition, the ability for Vistra to successfully integrate the Crius business as currently projected, and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s annual report on Form 10-K for the year ended December 31, 2018 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Unaudited) (Millions of Dollars, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating revenues	$2,832	$2,574	$5,755	$3,338
Fuel, purchased power costs and delivery fees	(1,139)	(1,216)	(2,600)	(1,866)
Operating costs	(370)	(386)	(755)	(580)
Depreciation and amortization	(384)	(389)	(790)	(542)
Selling, general and administrative expenses	(210)	(352)	(392)	(514)

Operating income (loss)	729	231	1,218	(164)
Other income	13	7	39	18
Other deductions	(2)	(1)	(5)	(3)
Interest expense and related charges	(274)	(146)	(495)	(137)
Impacts of Tax Receivable Agreement	33	(64)	36	(82)
Equity in earnings of unconsolidated investment	3	4	10	4

Income (loss) before income taxes	502	31	803	(364)
Income tax (expense) benefit	(148)	74	(225)	163

Net income (loss)	$354	$105	$578	$(201)
Net loss attributable to noncontrolling interest	2	3	3	3

Net income (loss) attributable to Vistra Energy	$356	$108	$581	$(198)

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VISTRA ENERGY CORP. CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (Unaudited) (Millions of Dollars)
	Six Months Ended June 30,
	2019	2018
Cash flows — operating activities:
Net income (loss)	$578	$(201)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	886	619
Deferred income tax (benefit) expense, net	217	(159)
Unrealized net (gain) loss from mark-to-market valuations of commodities	(703)	199
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	199	(86)
Asset retirement obligation accretion expense	27	44
Impacts of Tax Receivable Agreement	(36)	82
Stock-based compensation	24	59
Other, net	73	(6)
Changes in operating assets and liabilities:
Margin deposits, net	112	(61)
Accrued interest	6	(74)
Accrued taxes	(67)	(112)
Accrued employee incentive	(72)	(31)
Other operating assets and liabilities	(362)	(302)

Cash provided by (used in) operating activities	882	(29)

Cash flows — financing activities:
Issuances of long-term debt	4,600	—
Repayments/repurchases of debt	(4,137)	(1,338)
Net borrowings under accounts receivable securitization program	91	—
Stock repurchase	(457)	(63)
Dividends paid to stockholders	(120)	—
Debt tender offer and other financing fees	(146)	(46)
Other, net	(1)	4

Cash used in financing activities	(170)	(1,443)

Cash flows — investing activities:
Capital expenditures, including LTSA prepayments	(247)	(153)
Nuclear fuel purchases	(20)	(28)
Development and growth expenditures	(36)	(21)
Cash acquired in the Merger	—	445
Proceeds from sales of nuclear decommissioning trust fund securities	292	93
Investments in nuclear decommissioning trust fund securities	(302)	(103)
Proceeds from sale of environmental allowances	31	—
Purchases of environmental allowances	(138)	(1)
Other, net	21	10

Cash (used in) provided by investing activities	(399)	242

Net change in cash, cash equivalents and restricted cash	313	(1,230)
Cash, cash equivalents and restricted cash — beginning balance	693	2,046

Cash, cash equivalents and restricted cash — ending balance	$1,006	$816

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VISTRA ENERGY CORP. NON-GAAP RECONCILIATIONS—ADJUSTED EBITDA FOR THE THREE MONTHS ENDED JUNE 30, 2019 (Unaudited) (Millions of Dollars)
	Three Months Ended June 30, 2019
	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$(585)	$1,056	$183	$79	$35	$(399)	$369	$(15)	$354
Income tax expense	—	—	—	—	—	148	148	—	148
Interest expense and related charges	4	(3)	3	1	2	267	274	—	274
Depreciation and amortization (a)	59	143	134	39	3	21	399	—	399

EBITDA before Adjustments	(522)	1,196	320	119	40	37	1,190	(15)	1,175

Unrealized net (gain) or loss resulting from hedging transactions	797	(1,047)	(163)	(32)	(65)	(7)	(517)	—	(517)
Fresh start / purchase accounting impacts	15	(1)	2	1	4	(1)	20	—	20
Impacts of Tax Receivable Agreement	—	—	—	—	—	(33)	(33)	—	(33)
Non-cash compensation expenses	—	—	—	—	—	11	11	—	11
Transition and merger expenses	—	5	1	1	17	3	27	—	27
Other, net	3	3	7	2	5	(11)	9	—	9

Adjusted EBITDA	$293	$156	$167	$91	$1	$(1)	$707	$(15)	$692

(a)	Includes nuclear fuel amortization of $15 million in ERCOT.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS—ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2019

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30, 2019
	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$(571)	$1,356	$346	$100	$46	$(670)	$607	$(29)	$578
Income tax expense	—	—	—	—	—	225	225	—	225
Interest expense and related charges	8	(5)	5	1	3	483	495	—	495
Depreciation and amortization (a)	118	293	265	104	7	37	824	—	824

EBITDA before Adjustments	(445)	1,644	616	205	56	75	2,151	(29)	2,122

Unrealized net (gain) or loss resulting from hedging transactions	961	(1,298)	(255)	(38)	(50)	(23)	(703)	—	(703)
Fresh start / purchase accounting impacts	29	—	(5)	3	8	(2)	33	—	33
Impacts of Tax Receivable Agreement	—	—	—	—	—	(36)	(36)	—	(36)
Non-cash compensation expenses	—	—	—	—	—	24	24	—	24
Transition and merger expenses	—	6	3	2	24	9	44	—	44
Other, net	5	8	9	5	10	(28)	9	1	10

Adjusted EBITDA	$550	$360	$368	$177	$48	$19	$1,522	$(28)	$1,494

(a)	Includes nuclear fuel amortization of $34 million in ERCOT.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS—ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2018

(Unaudited) (Millions of Dollars)

	Three Months Ended June 30, 2018
	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Consolidated
Net income (loss)	$(288)	$679	$23	$(5)	$31	$(337)	$103	$2	$105
Income tax benefit	—	—	—	—	—	(74)	(74)	—	(74)
Interest expense and related charges	—	7	2	1	—	136	146	—	146
Depreciation and amortization (a)	80	128	125	49	3	24	409	—	409

EBITDA before Adjustments	(208)	814	150	45	34	(251)	584	2	586
Unrealized net (gain) loss resulting from hedging transactions	462	(667)	(1)	22	(32)	—	(216)	—	(216)
Fresh start/purchase accounting impacts	15	(2)	(1)	4	8	—	24	1	25
Impacts of Tax Receivable Agreement	—	—	—	—	—	64	64	—	64
Non-cash compensation expenses	—	—	—	—	—	42	42	—	42
Transition and merger expenses	—	2	1	—	3	148	154	2	156
Other, net	(9)	(4)	5	3	5	1	1	—	1

Adjusted EBITDA	$260	$143	$154	$74	$18	$4	$653	$5	$658

(a)	Includes nuclear fuel amortization of $20 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS—ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30, 2018
	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Consolidated
Net income (loss)	$483	$(407)	$23	$(5)	$31	$(306)	$(181)	$(20)	$(201)
Income tax benefit	—	—	—	—	—	(163)	(163)	—	(163)
Interest expense and related charges	1	15	2	1	—	118	137	—	137
Depreciation and amortization (a)	157	213	125	49	3	35	582	—	582

EBITDA before Adjustments	641	(179)	150	45	34	(316)	375	(20)	355
Unrealized net (gain) loss resulting from hedging transactions	(193)	403	(1)	22	(32)	—	199	—	199
Fresh start/purchase accounting impacts	27	(4)	(1)	4	8	—	34	1	35
Impacts of Tax Receivable Agreement	—	—	—	—	—	82	82	—	82
Non-cash compensation expenses	—	—	—	—	—	48	48	—	48
Transition and merger expenses	—	4	1	—	3	174	182	2	184
Other, net	(21)	(12)	5	3	5	16	(4)	—	(4)

Adjusted EBITDA	$454	$212	$154	$74	$18	$4	$916	$(17)	$899

(b)	Includes nuclear fuel amortization of $40 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS—2019 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	$1,331	$1,486	$(66)	$(56)	$1,265	$1,430
Income tax expense	363	408	—	—	363	408
Interest expense and related charges	740	740	—	—	740	740
Depreciation and amortization	1,565	1,565	—	—	1,565	1,565

EBITDA before adjustments	$3,999	$4,199	$(66)	$(56)	$3,933	$4,143
Unrealized net (gain) loss resulting from hedging transactions	(917)	(917)	—	—	(917)	(917)
Fresh start / purchase accounting impacts	26	26	—	—	26	26
Impacts of Tax Receivable Agreement	(9)	(9)	—	—	(9)	(9)
Transition and merger expenses	62	62	—	—	62	62
Other, net	59	59	1	1	60	60

Adjusted EBITDA guidance	$3,220	$3,420	$(65)	$(55)	$3,155	$3,365
Interest paid, net	(506)	(506)	—	—	(506)	(506)
Tax (paid) / received (a)	108	108	—	—	108	108
Working capital and margin deposits	103	103	(3)	(3)	100	100
Reclamation and remediation	(60)	(60)	(118)	(118)	(178)	(178)
Other changes in other operating assets and liabilities	(193)	(193)	28	38	(165)	(155)

Cash provided by operating activities	$2,672	$2,872	$(158)	$(138)	$2,514	$2,734
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(611)	(611)	—	—	(611)	(611)
Solar and Moss Landing development and other growth expenditures	(127)	(127)	—	—	(127)	(127)
Other net investing activities	(17)	(17)	—	—	(17)	(17)

Free cash flow	$1,917	$2,117	$(158)	$(138)	$1,759	$1,979
Working capital and margin deposits	(103)	(103)	3	3	(100)	(100)
Solar and Moss Landing development and other growth expenditures	127	127	—	—	127	127
Transition and merger expenses	126	126	—	—	126	126
Transition capital expenditures	33	33	—	—	33	33

Adjusted free cash flow before growth guidance	$2,100	$2,300	$(155)	$(135)	$1,945	$2,165

(a)	Includes state tax payments.